                                                                 Exhibit 10.3


                                       August 14, 2001



Donna Karan Studio
Donna Karan International Inc.
550 Seventh Avenue
New York, New York 10018

Dear Ladies and Gentlemen:

         Reference is made to (i) the License Agreement dated as of July 3, 1996 (as amended, the "License Agreement") among Gabrielle Studio, Inc. ("GS") and Donna Karan Studio ("DKS"); (ii) the Assignment made as of March 31, 2001 between GS and Karma Acquisition, Inc. ("Karma"), pursuant to which GS assigned to Karma the right to receive certain Sales Royalty payments under the License Agreement (the "First Assignment"); (iii) the Assignment made as of March 31, 2001 between Karma and LVMH Moet Hennessy Louis Vuitton Inc. ("LVMH"), pursuant to which Karma assigned to LVMH the right to receive such Sales Royalty payments (the "Second Assignment"); (iv) the letter agreement dated July 13, 2001 (the "First Deferral Agreement") between LVMH, GS, Karma, Donna Karan International Inc. ("DKI") and DKS, pursuant to which LVMH agreed to the deferred payment of a portion of the third quarter 2001 royalty under the License Agreement under the circumstances described in the First Deferral Agreement; and (v) that certain Second Amended and Restated Credit Agreement, dated as of January 29, 1998, as amended from time to time, among The Donna Karan Company, The Donna Karan Company Store, G.P., DKS, DK Footwear Partners, the financial institutions from time to time parties thereto as issuing banks, Citibank, N.A., The Chase Manhattan Bank and Nationsbank, N.A. (the "Second Amended Credit Agreement"). Capitalized terms used but not defined in this letter shall have the meaning given to them in the License Agreement.

         Provided and on the conditions that, (A) on or prior to August 21, 2001, the Second Amended Credit Agreement is further amended as provided in the Eighth Amendment to such Second Amended Credit Agreement (as so amended by the Eighth Amendment and all prior amendments, the "Credit Agreement"), a copy of which Eighth Amendment is attached hereto as EXHIBIT A, and (B) in connection with the filing by DKI of an Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 in response to the comment letter dated
June 25, 2001 from the Securities and Exchange Commission, (i) the changes that DKI makes to its consolidated financial statements for the year ended December 31, 2000, include the insertion of a new footnote 19 in the form attached as EXHIBIT B and such other changes that are reasonably acceptable to LVMH, and (ii) the Company's independent auditors do not make any changes or modifications to the opinion originally issued with respect to the consolidated financial statements for the fiscal year ended December 31, 2000, other than dual dating such opinion with respect to such new footnote
19, then LVMH hereby agrees, notwithstanding anything to the contrary in the First Deferral Agreement, to defer payment of the full amount of the Sales Royalties payable to LVMH pursuant to the First Assignment and the Second Assignment, with respect to the
(a) second quarter of 2001 (the "Second Quarter Royalty"), (b) third quarter of 2001 (the "Third Quarter Royalty"), and (c) fourth quarter of 2001 (the "Fourth Quarter Royalty"). All Sales Royalties deferred pursuant to this letter agreement are referred to herein as the "Deferred Royalties". The full amount of the Deferred Royalties shall be due and payable in full on June 30, 2002 (the "Deferred Payment Date"), together with interest equal to the borrowing rate then paid by DKS with respect to Floating Rate Loans (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement taking into account the Eighth Amendment (x) from August 15, 2001 to the Deferred Payment Date with respect to the Second Quarter Royalty, (y) from November 15, 2001 to the Deferred Payment Date with respect to the Third Quarter Royalty and (z) from February 15, 2002 to the Deferred Payment Date with respect to the Fourth Quarter Royalty. Notwithstanding anything to the contrary in the License Agreement or in the Credit Agreement, any failure to pay the Deferred Royalties in full to LVMH on the Deferred Payment Date shall be a default under Section 10 of the License Agreement (without regard to Sections 10.1(b)(ii) and the last sentence of Section 10.1(d) thereof), and GS, Karma and LVMH shall have all rights and remedies with respect to such default available to them under the License Agreement, the First Assignment and the Second Assignment. The obligation of DKS to pay the Deferred Royalties shall be guaranteed by DKI pursuant to the form of Guaranty attached to this letter agreement as EXHIBIT C.

         Further, and not in limitation of the foregoing, DKS and DKI hereby acknowledge and agree that the Sales Royalty, payable to LVMH pursuant to the First Assignment and the Second Assignment, with respect to the first quarter of 2002 (the "First Quarter 2002 Royalty") shall be due and payable in full on May 15, 2002 and, notwithstanding anything to the contrary in the License Agreement or in the Credit Agreement, any failure to pay the First Quarter 2002 Royalty on May 15, 2002 shall be a default under Section 10 of the License Agreement (without regard to Sections 10.1(b)(ii) and the last sentence of Section 10.1(d) thereof), and GS, Karma and LVMH shall have all rights and remedies with respect to such default available to them under the License Agreement, the First Assignment and the Second Assignment.

         All of the terms and conditions set forth in the License Agreement, the First Assignment and the Second Assignment shall remain in full force and effect, except to the extent otherwise expressly set forth herein. This letter agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement. By its execution hereof, LVMH, pursuant to the Agreement and Plan of Merger, dated as of March 31, 2001, as amended, among DKI, LVMH and DKI Acquisition, Inc., hereby approves and consents to the execution by DKS and DKI of this letter agreement and the transactions contemplated hereby.



                                      * * *

                                   LVMH Moet Hennessy Louis Vuitton Inc.


                                   By:
                                      ---------------------------------
                                   Title:
                                         ------------------------------

                                   Gabrielle Studio, Inc.


                                   By:
                                      ---------------------------------
                                   Title:
                                         ------------------------------

                                   Karma Acquisition, Inc.


                                   By:
                                      ---------------------------------
                                   Title:
                                         ------------------------------

Agreed to as of the date first
above written by:

Donna Karan Studio


By:
   ------------------------------------
Title:
      ---------------------------------

Donna Karan International Inc.


By:
   ------------------------------------
Title:
      ---------------------------------

cc:   Arnold S. Jacobs, Esq.
      Peter J. Barack, Esq.

                                    EXHIBIT A

                            FORM OF EIGHTH AMENDMENT


                           Dated as of August 7, 2001


         This EIGHTH AMENDMENT (the "Eighth Amendment") among The Donna Karan Company, a New York general partnership, The Donna Karan Company Store, G.P., a New York general partnership, Donna Karan Studio, a New York general partnership, and DK Footwear Partners, a New York general partnership (collectively, the "Borrowers"), the financial institutions from time to time parties thereto as lenders (the "Lenders"), the financial institutions from time to time parties thereto as issuing banks (the "Issuing Banks"), Citibank, N.A., in its capacity as administration agent for the Lenders and the Issuing Banks (the "Administrative Agent"), The Chase Manhattan Bank and Bank of America, N.A. (formerly known as NationsBank, N.A.), in their capacity as co-agents (the "Co-Agents").


                             PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Lenders, the Issuing Banks, the Co-Agents and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of January 29, 1998, as amended from time to time (as so amended, the "Credit Agreement"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

         (2) The Borrowers and the Lenders have agreed to amend the Credit agreement as hereinafter set forth.

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

         (a) The definition of "Applicable Fixed Rate Margin" set forth in
Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

         "`APPLICABLE FIXED RATE MARGIN' means a rate equal to 3.50% per annum.

         (b) The definition of "Applicable Floating Rate Margin" set forth in
Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

         "`APPLICABLE FLOATING RATE MARGIN' means a rate equal to 2.50% per annum."

         (c) The definition of "EBITDA" set forth in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

         "`EBITDA' means, for any Financial Covenant Period, for Donna Karan International and its Subsidiaries on a consolidated basis (i) the sum of the amounts for such period of (A) Net Income, (B) depreciation and amortization expense, (C) interest expense, (D) federal, state, local and foreign income taxes and (E) unusual expense associated with the write-off of the capitalized portion of financing costs; MINUS (ii) gains from Asset Sales (but including expense reimbursements in connection with Asset Sales closing in 1996); PLUS (iii) losses from Asset Sales; MINUS (iv) extraordinary gains; MINUS (v) interest income; MINUS (vi) any gain relating to the accumulated effect of any change in accounting method; PLUS (vii) any loss relating to the accumulated effect of any change in accounting method; PLUS (viii) any accrued and unpaid royalties payable by Donna Karan Studio to Gabrielle Studio for the second, third and fourth fiscal quarters of Fiscal Year 2001; PLUS
         (ix) any accrued and unpaid payments under the agreements described in the Form 8-K filed by Donna Karan International on July 16, 2001; PLUS
         (x) any accrued and unpaid merger expenses incurred in Fiscal Year 2001 relating to the LVMH Acquisition, each item in clauses (i) through (x) calculated in conformity with GAAP for such period."

         (d) Paragraph (b) of Section 4.03 of the Credit Agreement is amended by deleting such paragraph in its entirety and substituting therefor the following:

         "(b) LETTER OF CREDIT FEE. In addition to any charges paid pursuant to
         Section 2.03(f), the Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Lenders, a fee (the "Letter of Credit Fee") equal to (i) one and seven eighths of one percent (1.875%) per annum on the average undrawn face amount of each outstanding Commercial Letter of Credit for the period of time such Commercial Letter of Credit is outstanding, payable monthly in arrears on the first Business Day of each month during such period and (ii) the Applicable Fixed Rate Margin then in effect on the average undrawn face amount of each outstanding Standby Letter of Credit for the period of time such Standby Letter of Credit is outstanding, payable monthly in arrears on the first Business Day of each month during such period; provided, however, immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the Letter of Credit Fee shall be equal to two percent (2%) per annum in excess of the fee otherwise applicable hereunder."

         (e) Article 9 of the Credit Agreement is amended by adding a new section at the end thereof to read as follows:

         "Section 9.18. EXCESS AVAILABILITY. For all times after December 15, 2001, the Borrowers shall have Availability of at least $20,000,000 before and after giving effect to any requested Borrowing hereunder."

         (f) Section 10.03 of the Credit Agreement is amended by changing the Fixed Charge Coverage Ratio for the fourth fiscal quarter of 2001 from "3.00 to 1.00" to "2.25 to 1.00".

         (g) Section 10.06 of the Credit Agreement is amended by changing the amount of EBITDA for Fiscal Year 2001 from "$35,000,000" to "$25,000,000".

         (h) Section 11.01 of the Credit Agreement is amended by deleting subsection (q) in its entirety and substituting a new subsection (q) to read as follows:

         "LVMH ACQUISITION. If the LVMH Acquisition has not been consummated by January 7, 2002."

         SECTION 2. CONDITIONS OF EFFECTIVENESS. This Eighth Amendment shall become effective as of the first day written above when the Administrative Agent shall have received the following:

         (a) the counterparts of this Eighth Amendment executed by the Borrowers and the Requisite Lenders; and

         (b) a letter from Gabrielle Studio, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which Gabrielle Studio agrees to defer the royalties owing to it by Donna Karan Studio for the second, third and fourth fiscal quarters of Fiscal Year 2001 until June 30, 2002.

Each Lender that executes and delivers this Eighth Amendment on or before August 21, 2001 shall receive a fee in an amount equal to 0.125% of its Commitment.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

         (a) After giving effect to this Eighth Amendment, all of the representations and warranties contained in Section 6.01 of the Credit Agreement and in the other Loan Documents shall be true in all material respects.

         (b) After giving effect to this Eighth Amendment, no Default or Event of Default shall have occurred and be continuing.

         SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of Section 1 of this Eighth Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

         (c) The execution, delivery and effectiveness of this Eighth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 5. EXECUTION IN COUNTERPARTS. This Eighth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 6. GOVERNING LAW. This Eighth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed as of the date first above written.

                                  THE DONNA KARAN COMPANY

                                  By: Donna Karan International Inc., a
                                      general partner


                                  By:__________________________________________
                                  Title:_______________________________________



                                  DONNA KARAN STUDIO

                                  By: Full Requirements Merchandising, Inc.,
                                      a general partner


                                  By: _________________________________________
                                  Title:_______________________________________



                                  THE DONNA KARAN COMPANY STORE, G.P.

                                  By: Donna Karan International Inc., a
                                      general partner


                                  By:__________________________________________
                                  Title:_______________________________________



                                  DK FOOTWEAR PARTNERS

                                  By: Donna Karan International Inc., a
                                      general partner


                                  By:__________________________________________
                                  Title:_______________________________________

                                  CITIBANK, N.A., as Administrative Agent
                                  and Lender


                                  By:__________________________________________
                                      Vice President



                                  THE CHASE MANHATTAN BANK, as Co-Agent
                                  and Lender


                                  By:__________________________________________
                                  Title:_______________________________________



                                  BANKAMERICA BUSINESS CREDIT, as Co-Agent and Lender


                                  By:__________________________________________
                                  Title:_______________________________________



                                  PNC BUSINESS CREDIT


                                  By:__________________________________________
                                  Title:_______________________________________



                                  THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                  By:__________________________________________
                                  Title:_______________________________________



                                  NATIONAL CITY COMMERCIAL FINANCE, INC.


                                  By:__________________________________________
                                  Title:_______________________________________



                                  JACKSON NATIONAL LIFE INSURANCE CO.,
                                  By:  PPM FINANCE, INC., its Attorney-in-Fact


                                  By:__________________________________________
                                  Title:_______________________________________

                                    EXHIBIT B

                               FORM OF FOOTNOTE 19

                          FOOTNOTE 19 -SUBSEQUENT EVENT


The Company's results of operations in the second quarter of fiscal 2001, having been affected by business and economic conditions, are below forecast and are expected to continue below forecast for the balance of the fiscal year. In August, 2001 the Company entered into an agreement with Gabrielle Studio, Inc. (an LVMH affiliate) pursuant to which Gabrielle Studio, Inc. agreed to defer until June 30, 2002 the payment of royalties owed by the Company for the second, third and fourth quarters of 2001. The Company believes that the deferral of such royalty payments will enable it to meet the Credit Facility covenants, amended as follows, for the remainder of its fiscal year. In August 2001, the Company also amended its credit facility. The August 2001 Credit Facility amendment provides (i) that an event of default will occur on January 7, 2002 if the merger with LVMH has not occurred, (ii) for changes in the application of Credit Facility covenant calculations so as to exclude from such calculations, the royalty payments deferred by the above referenced agreement with Gabrielle Studio, Inc., together with certain unpaid severance and merger expenses, and
(iii) that the Company must maintain a minimum of $20 million in availability under the Credit Facility from December 15, 2001 through the expiration of the Credit Facility. In addition to the August 2001 Credit Facility amendment, in June 2001 the Company also entered into an amendment of its Credit Facility which enabled the Company to borrow amounts in excess of its calculated borrowing base during the months of June, July and August 2001. The failure of the merger with LVMH to close by January 7, 2002 will cause an event of default under the Credit Agreement. The Company believes that the merger will occur prior to January 7, 2002, and if not, that it will be required to amend its existing Credit Facility (which expires May, 2003), or obtain an alternate source of long-term financing. However, there can be no assurances that an amended credit facility or any new financing will be available and, if available, that the terms will be as favorable as the existing terms in the current Credit Facility.

                                   EXHIBIT C

                                    GUARANTY

         Reference is hereby made to the letter agreement among LVMH Moet Hennessy Louis Vuitton Inc. ("LVMH"), Gabrielle Studio, Inc. and Karma Acquisition, Inc. and Donna Karan Studio ("DKS") and Donna Karan International Inc. ("DKI"), the corporate parent of a general partner of DKS, dated as of August 14, 2001, regarding the deferral of a portion of Sales Royalty (the "Deferral Letter"). Capitalized terms used but not defined in this Guaranty shall have the meaning given to them in the Deferral Letter. For good and valuable considerations received, DKI hereby unconditionally and absolutely guaranties the payment of the Deferred Royalties by DKS to LVMH. In order to hold DKI liable under this Guaranty, there shall be no obligation on the part of LVMH, at any time, to resort for payment to DKS or to anyone else, or to any collateral, security, property, liens or other rights or remedies whatsoever, all of which is hereby expressly waived by DKI. DKI further expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to any person or entity of protest, dishonor, default, or nonpayment or of any other matters or things whatsoever relating hereto.


Dated as of August 14, 2001                 DONNA KARAN INTERNATIONAL INC., a
                                            Delaware corporation


                                            By:________________________________
                                            Title:_____________________________